UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 13, 2006
COLLEGIATE PACIFIC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-15289	22-2795073
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1901 Diplomat Drive, Dallas, Texas		75234
(Address of Principal Executive Offices)		(Zip Code)
(972) 243-8100
(Registrant’s Telephone Number, Including Area Code)
13950 Senlac Drive, Suite 100, Dallas, Texas 75234
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.02. Results of Operations and Financial Condition
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
First Amendment to Agreement and Plan of Merger
Letter Agreement
Amended and Restated Credit Agreement
Indemnification Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     Amendment to Merger Agreement
     On November 13, 2006, Collegiate Pacific Inc. (the “Company”) and Sport Supply Group, Inc. (“SSG”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger, dated September 20, 2006, by and among the Company, CP Merger Sub, Inc. and SSG (the “Merger Agreement”) for the purpose of updating the SSG Disclosure Schedules to the Merger Agreement to include all outstanding SSG stock options.
     The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     Senior Credit Facility
     At September 30, 2006, the Company was not in compliance with its ratio of total debt, excluding subordinated debt, to the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) on a trailing 12-month basis (the “Senior Leverage Ratio”) and its ratio of EBITDA to the sum of the Company’s fixed charges (interest expense, taxes, cash dividends and scheduled principal payments) on a trailing 12-month basis (the “Fixed Charge Coverage Ratio”) under the terms of the Company’s Credit Agreement, dated June 29, 2006, by and between Merrill Lynch Capital (“Merrill Lynch”), a division of Merrill Lynch Business Financial Services, Inc. (“MLBFS”) and the Company (the “Original Senior Credit Agreement”). On November 10, 2006, and without any declaration or notice of default by Merrill Lynch, Merrill Lynch agreed to waive the Company’s compliance with the Senior Leverage Ratio and the Fixed Charge Coverage Ratio at September 30, 2006, by entering into a Letter Agreement, dated November 10, 2006, by and between the Company and Merrill Lynch. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.
     On November 13, 2006, the Company entered into an Amended and Restated Credit Agreement (the “Senior Credit Agreement”) with MLBFS, individually and as lender, as administrative agent, sole book runner and sole lead manager to fund the Company’s acquisition under the Merger Agreement of the outstanding shares of SSG that it did not already own, to provide on-going financing for working capital, capital expenditures and other general corporate purposes of the Company and its subsidiaries. The Senior Credit Agreement replaces the Original Senior Credit Agreement. The Senior Credit Agreement establishes a commitment to the Company to provide up to $55.0 million in the aggregate of loans and other financial accommodations consisting of (a) a thirty-month senior secured loan in the aggregate principal amount of $20.0 million (the “Term Loan”) and (b) a thirty-month secured revolving credit facility in an aggregate principal amount of $35.0 million (the “Revolving Facility” and, together with the Term Loan, the “Senior Credit Facility”). The Senior Credit Facility includes a sub-limit of up to an aggregate amount of $4.0 million in letters of credit.
     Total availability under the Senior Credit Facility is determined by a borrowing formula based on eligible trade receivables and inventories that provides for borrowings against up to 85% of the Company’s eligible trade receivables and 50% of the Company’s eligible inventories, not to exceed in the aggregate the total availability under the Senior Credit Facility. As of November 13, 2006, the Company had $20.0 million outstanding under the Term Loan and approximately $17.9 million outstanding under the Revolving Facility, thereby leaving the Company with approximately $17.0 million of availability under the terms of the borrowing base formula of the Senior Secured Facility. The outstanding balance under the Senior Credit Facility as of November 13, 2006, includes the approximately $24.0 million paid by the Company to the minority stockholders of SSG in connection with the consummation of the merger described in Item 8.01 below, as well as the $9.5 million balance under the term loan and the $4.0 million balance under the revolving loan portions of the Original Senior Credit Agreement. In addition, the Company terminated SSG’s $20.0 million revolving line of credit with Wachovia Capital Finance upon the completion of the merger.
     All borrowings under the Senior Credit Facility will bear interest at either (a) LIBOR plus a spread ranging from

1.25% to 2.00% for all borrowings under the Revolving Facility and 1.75% to 3.25% for all borrowings under the Term Loan, with the amount of the spread at any time based on the Company’s Senior Leverage Ratio on a trailing 12-month basis, or (b) an alternative base rate equal to the higher of (i) the Federal Funds Rate plus 0.50% or (ii) the MLBFS prime rate, plus an additional spread ranging from -0.25% to 0.50% for all borrowings under the Revolving Facility and 0.25% to 1.75% for all borrowings under the Term Loan, with the amount of the spread at any time based on the Company’s Senior Leverage Ratio on a trailing 12-month basis. Until January 1, 2007, the interest rate spreads will be 2.00% for LIBOR loans under the Revolving Facility and 3.25% for LIBOR Loans under the Term Loan, and 0.50% for base rate loans under the Revolving Facility and 1.75% for base rate loans under the Term Loan.
     The Senior Credit Facility includes covenants that require the Company to maintain certain financial ratios. The Company’s Senior Leverage Ratio on a trailing 12-month basis may not exceed 3.00 to 1.00 at December 31, 2006, 2.75 to 1.00 at March 31, 2007, 2.50 to 1.00 at June 30, 2007, 2.25 to 1.00 at September 30 and December 31, 2007 and March 31, 2008, and 2.00 to 1.00 at June 30, 2008 and the last day of each calendar quarter thereafter. The Company’s Fixed Charge Coverage Ratio on a trailing 12-month basis must be at least 1.15 to 1.0 through March 31, 2007, 1.20 to 1.00 through September 30, 2007, 1.25 to 1.00 through March 31, 2008 and 1.35 to 1.00 at all times thereafter.
     The Senior Credit Facility is guaranteed by each of the Company’s subsidiaries and is secured by, among other things, a pledge of all of the issued and outstanding shares of stock of each of the Company’s subsidiaries and a first priority perfected security interest on all of the assets of the Company and each of its subsidiaries.
     The Senior Credit Facility contains customary representations, warranties and covenants (affirmative and negative) and the Senior Credit Facility is subject to customary rights of the lenders and the administrative agent upon the occurrence and during the continuance of an event of default, including, under certain circumstances, the right to accelerate payment of the loans made under the Senior Credit Facility and the right to charge a default rate of interest on amounts outstanding under the Senior Credit Facility.
     The foregoing description of the Senior Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Senior Credit Agreement, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     The Company’s responses to Item 1.01 under the subheading “Senior Credit Facility” are hereby incorporated by reference into this Item 1.02.
Item 2.02. Results of Operations and Financial Condition.
     On November 13, 2006, the Company issued a press release announcing its financial results for the first fiscal quarter ended September 30, 2006, and other matters. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02, including the third, fourth, fifth and seventh paragraphs of the press release attached hereto as Exhibit 99.1 and the financial tables included therein, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     (a) The Company’s responses to Item 1.01 under the subheading “Senior Credit Facility” are hereby incorporated by reference into this Item 2.03.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (b) On November 13, 2006, the Company announced the retirement of Michael J. Blumenfeld as its Chief Executive Officer, effective immediately. Mr. Blumenfeld will continue to serve as Chairman of the Board of Directors in the capacity of non-executive Chairman and will remain employed by the Company as its Director of Corporate Planning at his current annual base salary of $375,000. He does not have a written employment agreement with the Company and is employed by the Company “at-will.”
     (c) On November 13, 2006, the Company announced its Board of Directors has elected Adam Blumenfeld to be its next Chief Executive Officer and Terrence M. Babilla to be its next President, both effective immediately.
     Mr. Blumenfeld, 36, has served as the President of Collegiate Pacific since January 2000. Mr. Blumenfeld is Mr. Michael Blumenfeld’s son and has no relationships or transactions with the Company outside of the context of his employment arrangement. He does not have a written employment agreement with the Company and is employed by the Company “at-will.” Mr. Adam Blumenfeld’s annual base salary will remain at $375,000.
     Mr. Babilla, 44, served as the Chief Operating Officer, General Counsel and Secretary of Sport Supply Group, Inc. since July 1999 and, in addition, served as its President since July 2005. Mr. Babilla is not related to any director or executive officer of the Company and has no relationships or transactions with the Company outside of the context of his employment arrangement. He does not have a written employment agreement with the Company and is employed by the Company “at-will” at an annual base salary of $350,000.
     Mr. Babilla and the Company have entered into an Indemnification Agreement, dated November 13, 2006. Under the terms of the Indemnification Agreement, the Company will indemnify Mr. Babilla to the fullest extent permitted by the Company’s Bylaws and the Delaware General Corporation Law against expenses and damages in connection with claims against him relating to his service to the Company, but only to the extent such items have not been paid directly to Mr. Babilla by any directors and officers insurance maintained by the Company or other indemnity arrangements with third parties. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.
Item 8.01. Other Events.
     On November 13, 2006, the Company issued a press release announcing the completion of its acquisition of the remaining outstanding shares of SSG that it did not already own for a purchase price of approximately $24.0 million in cash. Under the terms of the Merger Agreement, SSG’s stockholders are entitled to receive $8.80 in cash for each share of SSG common stock. The Merger Agreement was approved by the Company’s board of directors and by SSG’s board of directors on the recommendation of a special committee after the special committee’s receipt of an independent fairness opinion that the transaction was fair to the minority SSG stockholders from a financial point of view. The merger was also approved by the stockholders of SSG at its special meeting of stockholders on November 10, 2006. A copy of the press release announcing the completion of the merger is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
2.1*	First Amendment to Agreement and Plan of Merger, dated November 13, 2006, by and among Collegiate Pacific Inc., CP Merger Sub, Inc. and Sport Supply Group, Inc. The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the schedules to the Securities and Exchange Commission upon request.

10.1*	Letter Agreement, dated November 10, 2006, by and among Collegiate Pacific Inc. and Merrill Lynch Business Financial Services Inc.

10.2*	Amended and Restated Credit Agreement, dated November 13, 2006, by and among Collegiate Pacific Inc., the financial institutions or other entities from time to time parties thereto, each as a Lender, and Merrill Lynch Business Financial Services Inc., individually as a Lender, as Administrative Agent, Sole Bookrunner and Sole Lead Manager.

10.3*	Indemnification Agreement, dated November 13, 2006, by and between Collegiate Pacific Inc. and Terrence M. Babilla.

99.1**	Press Release, dated November 13, 2006.

*	Filed herewith.

**	The first, second and sixth paragraphs of this exhibit are filed under Item 8.01. The third, fourth, fifth and seventh paragraphs of this exhibit and the financial tables therein are furnished pursuant to Item 2.02.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 13, 2006	COLLEGIATE PACIFIC INC.
	By:	/s/ William R. Estill
William R. Estill, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

2.1*	First Amendment to Agreement and Plan of Merger, dated November 13, 2006, by and among Collegiate Pacific Inc., CP Merger Sub, Inc. and Sport Supply Group, Inc. The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the schedules to the Securities and Exchange Commission upon request.

10.1*	Letter Agreement, dated November 10, 2006, by and among Collegiate Pacific Inc. and Merrill Lynch Business Financial Services Inc.

10.2*	Amended and Restated Credit Agreement, dated November 13, 2006, by and among Collegiate Pacific Inc., the financial institutions or other entities from time to time parties thereto, each as a Lender, and Merrill Lynch Business Financial Services Inc., individually as a Lender, as Administrative Agent, Sole Bookrunner and Sole Lead Manager.

10.3*	Indemnification Agreement, dated November 13, 2006, by and between Collegiate Pacific Inc. and Terrence M. Babilla.

99.1**	Press Release, dated November 13, 2006.

*	Filed herewith.

**	The first, second and sixth paragraphs of this exhibit are filed under Item 8.01. The third, fourth, fifth and seventh paragraphs of this exhibit and the financial tables therein are furnished pursuant to Item 2.02.